UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________
FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2016

_______________________

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

_______________________

Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Discovery Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 5, 2016, (the “Effective Date”), Masimo Corporation (“Masimo”), Masimo International Technologies SARL and Masimo International SARL (collectively, the “Company”) entered into a Settlement Agreement and Release of Claims (the “Settlement Agreement”) with Koninklijke Philips N.V. (“Philips”). Pursuant to the Settlement Agreement, Philips agreed to pay Masimo $300 million within five business days after the Effective Date, and the Company and Philips (collectively, the “Parties”) agreed to dismiss with prejudice all pending legal disputes between Parties, including the patent infringement and antitrust lawsuits pending in the U.S. District Court for the District of Delaware, as reported in the Masimo’s prior filings with the Securities and Exchange Commission. In addition, the Parties agreed not to sue each other for patent infringement for certain of each other’s products.
The Settlement Agreement further provides that the Parties will work together to integrate the Company’s technologies into additional Philips products, and to jointly develop certain other products. Each of the Parties has additional obligations to the other in the event that such Party does not meet certain objectives under the Settlement Agreement. The Settlement Agreement also contains rainbow® parameter pricing and related terms. The Parties further agreed to undertake a joint marketing program to promote rainbow® adoption with Philips products.
The foregoing description of certain terms contained in the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.....Regulation FD Disclosure.
On November 7, 2016, Masimo and Philips issued a joint press release regarding the execution of the Settlement Agreement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
As the result of anticipated legal fee savings during the fourth fiscal quarter, Masimo now expects its fiscal 2016 GAAP earnings per diluted share, exclusive of the impact of the Settlement Agreement, to be $2.14, up from $2.13. Masimo expects to use some of the after-tax proceeds from the Settlement Agreement to repay amounts outstanding under its revolving line of credit. The guidance set forth above is an estimate only and actual performance could differ.
The information in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.....Other Events.
Concurrently with the execution of the Settlement Agreement, Masimo and Philips Electronics North America Corporation also entered into a supply agreement.

Item 9.01.....Financial Statements and Exhibits.
(d) Exhibits
10.1+	Settlement Agreement, dated November 5, 2016, by and between Masimo Corporation, Masimo International Technologies SARL and Masimo International SARL and Koninklijke Philips N.V.
99.1	Press Release dated November 7, 2016.
+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: November 7, 2016	By:	/s/ THOMAS MCCLENAHAN
Thomas McClenahan
Executive Vice President & General Counsel